Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 28, 2017 with respect to the financial statements and financial highlights of American Independence Funds Trust, including the American Independence Hillcrest Small Cap Value Fund, American Independence Global Tactical Allocation Fund (formerly, American Independence JAForlines Global Tactical Allocation Fund), American Independence Kansas Tax-Exempt Bond Fund, American Independence Carret Core Plus Fund, and the American Independence U.S. Inflation-Protected Fund for year ended October 31, 2017, which is incorporated by reference in the Prospectus and Statement of Additional Information contained in this Registration Statement. We consent to the use of the aforementioned report in the Prospectus and Statement of Additional Information contained in this Registration Statement, and to the use of our name as it appears under the captions “Financial Highlights”, “Independent Registered Public Accounting Firm, Counsel and Chief Compliance Officer”, and “Financial Statements”.

/s/ Grant Thornton LLP

Chicago, Illinois

February 28, 2018